Filed Pursuant to Rule 424 (b) (3)
Registration No. 333-155631
CUSIP #:63743HEA6

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$250,000,000.00	$29,025.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: 3/02/2011
SETTLEMENT DATE: 3/9/2011
PRICING SUPPLEMENT NO. 5306 DATED March 2, 2011
TO PROSPECTUS SUPPLEMENTAL DATED November 26, 2008
AND BASE PROSPECTUS DATED November 24, 2008

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rates Notes

Principal Amount:	$250,000,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	3/9/2011

Maturity Date:	12/9/2011

Initial Interest Rate:	Determined as if the Original Issue Date was an Interest Reset Date

Base Rate:	USD LIBOR

Spread:	Plus 10 basis points

Index Maturity	3 month

Interest Payment Dates:	June 9, 2011, September 9, 2011, and December 9, 2011

Interest Reset Dates:	June 9, 2011 and September 9, 2011

Redemption Date:	None

Agent’s Discount or Commission:	0.05%

Agents(s)	RBC Capital Markets, LLC

Capacity:	Principal

Form of Note:	Book-Entry
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an unlimited aggregate principal amount.